Exhibit 10.16

Form of

INSTRUMENT OF GRANT

UNDER THE

AMENDED AND RESTATED TESCO CORPORATION 2005 INCENTIVE PLAN

General Award Provisions

NAME:

TYPE OF AWARD:

NUMBER OF AWARDS:

COUNTRY OF AWARD:

EXERCISE OR SETTLEMENT CURRENCY:

AWARD EFFECTIVE DATE:

VESTING PERIOD START DATE (IF APPLICABLE):

VESTING PERIOD END DATE (IF APPLICABLE):

VESTING SCHEDULE (IF APPLICABLE):	One-third (1/3) of the awarded herein shall vest on the first, second and third anniversaries respectively of the Vesting Period Start Date.

PERFORMANCE CRITERIA INCLUDING PERFORMANCE PERIOD (IF APPLICABLE):

Stock Option Awards Only

TYPE OF OPTION (INCENTIVE

OR NONQUALIFIED):

DESCRIPTION AND NUMBER

OF SHARES SUBJECT TO

AWARD:

EXERCISE PRICE

(NOT LESS THAN FMV ON

AWARD EFFECTIVE DATE):

EXPIRATION DATE:

Restricted Stock Units and Performance Stock Units Only

DIVIDEND EQUIVALENTS (YES OR NO):	No

Stock Appreciation Rights Only

TYPE OF SAR (STAND-ALONE

OR TANDEM):

DESCRIPTION AND NUMBER

OF SHARES SUBJECT TO

AWARD:

BASE PRICE

(NOT LESS THAN FMV ON

AWARD EFFECTIVE DATE):

EXPIRATION DATE:

Phantom Stock Awards Only

DEFERRAL PERIOD

(AWARD EFFECTIVE DATE

AND EXPIRATION DATE):

RESTRICTIONS

(IF APPLICABLE):

FORFEITURE CONDITIONS

(IF APPLICABLE):

Other Award Terms

1.	GRANT OF AWARD

This instrument (hereinafter the “Instrument of Grant”) evidences an Award to you of the number of Awards indicated above, on the Effective Date indicated above, pursuant to the Amended and Restated Tesco Corporation 2005 Incentive Plan, as in effect from time to time (the “Plan”).

(a) Stock Option Awards: Subject to the terms of this Instrument of Grant, each stock option award (each “Option”) covered by this Instrument of Grant generally entitles you to purchase one common share (a “Share”) of Tesco Corporation (the “Company”), at the Exercise Price per Share indicated above, no later than the Expiration Date indicated above, or such earlier date as may be applicable pursuant to the provisions of the Plan.

(b) Restricted Stock Unit Award: Subject to the terms of this Instrument of Grant, each restricted stock unit award (each “RSU”) covered by this Instrument of Grant generally entitles you to receive one Share of the Company upon or as soon as reasonably practicable following the date the RSU becomes vested in accordance with the vesting schedule indicated above, or such earlier date as may be applicable pursuant to the provisions of the Plan and this Instrument of Grant.

(c) Performance Stock Unit Award: Subject to the terms of this Instrument of Grant, each Performance Stock Unit Award (each “PSU”) covered by this Instrument of Grant generally entitles you to receive one Share of the Company upon or as soon as reasonably practicable following the vesting of the PSUs, or such earlier date as may be applicable pursuant to the provisions of the Plan and this Instrument of Grant.

(d) Stock Appreciation Rights: Subject to the terms of this Instrument of Grant, each Stock Appreciation Right (“SAR”) covered by this Instrument of Grant shall entitle you to payment or delivery, in cash, Shares or any combination thereof, as determined by the Granting Authority, of an aggregate amount equal to: the product of (A) the excess of the Market Value of a Share on the date of exercise over the Exercise Price or Base Price for a Share under the applicable SAR, multiplied by (B) the number of SARs exercised.

(e) Phantom Stock Awards: Subject to the terms of this Instrument of Grant, each Phantom Stock Award covered by this Instrument of Grant entitles you to receive cash equal to the Market Value of a specified number of Shares at the end of deferral period specified above.

(f) Bonus Stock: Each “Bonus Stock” Award covered by this Instrument of Grant shall be a grant of shares not subject to any restriction.

2.	CERTAIN DEFINED TERMS

(a) “Awards” shall mean, collectively, Options, RSUs, PSUs, SARs, Phantom Stock, Bonus Stock or other stock or performance-based Awards.

(b) “Base Price” shall mean the base dollar amount used to calculate the amount, if any, payable to a you with respect to a Share subject to a Stand-Alone SAR upon exercise thereof, which base dollar amount shall not be less than 100 percent of the Market Value of a Share on the Effective Date of the grant of the Stand-Alone SAR, subject to adjustment pursuant to the Plan.

(c) “Board” shall mean the board of directors of the Company.

(d) “Canadian Award” shall mean an Award pursuant to which, as applicable, (i) the Exercise Price is stated and payable in Canadian dollars or the basis upon which it is to be settled (whether in cash or in Shares) is stated in Canadian dollars), (ii) in the case of Stand-Alone SARs, the Base Price is stated in Canadian dollars and any cash amount payable in settlement thereof shall be paid in Canadian dollars or (iii) in the case of RSUs or PSUs, any cash amount payable in settlement thereof shall be paid in Canadian dollars.

(e) “Canadian Grantee” shall mean a recipient of the Award subject to this Instrument of Grant who is a resident of Canada for the purposes of the ITA, or who is granted a Canadian Award under the Plan in respect of services performed in Canada for the Company or any of its corporate Affiliates.

(f) “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

(g) “Exercise Price” shall mean, (i) with respect to an Option, the price indicated in this Award to purchase one Share on exercise of such Option, which shall not be less than 100% of the Market Value of a Share on the Effective Date of the grant of the Option covering such Share and (ii) with respect to a Tandem SAR, the Exercise Price applicable to the Option to which the Tandem SAR relates, in each such case, subject to adjustment pursuant to the Plan.

(h) “Granting Authority” shall mean the Board, the Compensation Committee of the Board, or another committee meeting the requirements set forth in Section 3(a) of the Plan, as applicable, that is charged with or exercising the powers and responsibility as to a specific matter in question affecting this Award.

(i) “ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder as amended from time to time.

(j) “Market Value” shall have the meaning set forth in the Plan.

(k) “Person” shall mean, unless the context otherwise requires or unless and to the extent otherwise limited or required by applicable law or rules of a Stock Exchange, any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity, and any other person, entity or group that would constitute a “person” within the meaning of Section 3(a)(9) of the Exchange Act (with any related modifications or additions in Section 13(d) and 14(d) of the Exchange Act).

(l) “Stock Exchange” shall mean the U.S. Exchange and the TSX.

(m) “TSX” shall mean the Toronto Stock Exchange.

(n) “U.S. Exchange” shall mean the NASDAQ Stock Market or such other national securities exchange or trading system on which the Company’s Shares are listed.

3.	APPLICABILITY OF PLAN

All Awards covered by this Instrument of Grant are subject to the terms and conditions stated in the Plan, except as specifically or additionally provided in this Instrument of Grant and/or in any rules, regulations, determinations or interpretations prescribed and/or made by the Committee (or its delegates) under the power and authority granted under the Plan (the “Rules and Regulations”), and all of the provisions of the Plan and the Rules and Regulations are incorporated by reference as if expressly restated herein. Different Rules and Regulations may apply to you and/or the Awards covered by this Instrument of Grant depending on your country work location, residency or payroll, whether on the Effective Date of the Award, on the date of settlement of the Award, or otherwise. Accordingly, you should review the Plan and the Rules and Regulations from time to time, which are available as indicated below, in conjunction with this Instrument of Grant.

4.	EXERCISE AND SETTLEMENT OF AWARDS

(a)	Stock Option Awards:

(i) You will have the right to exercise Options awarded to you pursuant to this Instrument of Grant after they have vested in such amounts and on such dates in accordance with the vesting schedule indicated above. To exercise vested Options, you must pay or satisfy, in accordance with the terms of the Plan, the full amount of the Exercise Price and any withholding amounts with respect to such exercise.

(ii) The Exercise Price shall be payable on exercise of a vested Option:

(A) in the currency specified above, and may be paid in cash, or by wire transfer, certified cheque, banker’s cheque or bank draft or other similar methods of cash equivalent payment acceptable to the Granting Authority at the time of exercise or settlement,

(B) the surrender and transfer of Shares then owned by you to such Person as the Granting Authority may direct unless you are prohibited by applicable law or rules of a Stock Exchange from such surrender and transfer;

(C) by, if the Granting Authority permits, the withholding of Shares otherwise issuable upon exercise of such vested Option unless you are prohibited by applicable law or rules of a Stock Exchange from participating in such withholding;

(D) by payment pursuant to a broker-assisted sale and remittance program authorized by the Granting Authority; or

(E) in any combination of the foregoing.

Shares surrendered or withheld, if permitted by the Granting Authority and in accordance with this Section 3(a), shall be valued at the Market Value thereof on the date of exercise, determined in the currency specified above.

(b)	Restricted Stock Unit Awards and Performance Stock Unit Awards.

(i) (A) If you are the holder of RSUs you will have the right to receive one Share in settlement of each RSU once the RSU has become vested in accordance with the vesting schedule indicated above, subject to your continued employment with the Company at the time of vesting, or (B) if you are the holder of PSUs you will have the right to receive one Share in settlement of each PSU once the PSU has become vested in accordance with the vesting schedule indicated above, subject to the satisfaction of Performance Criteria indicated above.

(ii) RSUs and PSUs shall be settled upon or as soon as reasonably practicable following the vesting thereof, subject to payment or other satisfaction of all related withholding obligations in accordance with the provisions of this Plan. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (A) the date that is 2 1/2 months after the end of your first taxable year in which the RSU and/or PSU is earned and payable under this Instrument of Grant and (B) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the RSU and/or the PSU is earned and payable under this Instrument of Grant, and such payment shall not be subject to any election by you to defer the payment to a later period. Settlement shall be made in cash, Shares or any combination thereof, as determined by the Granting Authority, which determination may be reflected in this Instrument of Grant or may be made on or before the date of the settlement or as otherwise specified by the Granting Authority. Settlement of RSUs and/or PSUs in Shares shall be made by delivery of one Share for each such RSU or PSU then being settled. Settlement of RSUs or PSUs in cash shall be made by payment of an aggregate amount equal to:

the product of

(A) the Market Value of a Share on the applicable settlement date specified by the Granting Authority in the Award, and

(B) the number of Restricted Stock Units or Performance Stock Units then being settled.

Any cash payment in settlement of RSUs or PSUs shall be payable in the currency specified above.

(c)	Stock Appreciation Rights and Phantom Stock Awards.

(i) SARs. Each Tandem SAR granted shall be subject to the same terms and conditions and denominated in the same currency as the Option to which it relates and the additional terms and conditions set forth in this Section 3(c). On exercise of a Tandem SAR, the related Option shall be cancelled and you shall be entitled to an amount in settlement of such Tandem SAR calculated and in such form as provided below. Tandem SARs may be exercised only if and to the extent the Options related thereto are then vested and exercisable as set forth in this Instrument of Grant. If you are a Canadian Grantee, Stand-Alone SARs must be exercised within 10 days of becoming vested, unless applicable Canadian law permits a longer exercise period. Upon exercise thereof and subject to payment or other satisfaction of all related withholding obligations in accordance with this Instrument of Grant and the Plan, SARs (and, in the case of Tandem SARs, the related Options) shall be settled by payment or delivery, in cash, Shares or any combination thereof, as determined by the Granting Authority, of an aggregate amount equal to: the product of (A) the excess of the Market Value of a Share on the date of exercise over the Exercise Price or Base Price for a Share under the applicable SAR, multiplied by (B) the number of SARs exercised.

(ii) Phantom Stock Awards. Subject to any restrictions and/or forfeiture conditions as specified above, you will have the right to receive cash equal to the Market Value of the number of Shares at the end of the deferral period as specified above.

5.	WITHHOLDING TAXES

The Company may require, as a condition of exercise of the Options or SARs, that you: (i) pay any applicable taxes, charges, duties, contributions or otherwise (“Taxes”) which are required to be paid by you at the minimum statutory rate to any federal, provincial, state, local, foreign or other taxation authority; (ii) pay or reimburse any Taxes which are required to be withheld and remitted by the Company or any of its subsidiaries; (iii)

complete any forms or provide any additional documents in connection with Taxes; and (iv) otherwise comply with all applicable Tax laws; in each case in connection with the Grant of the Options or SARs, the vesting of the Options or SARs, the exercise of the Options or SARs, and/or the expiration of the Options or SARs, and as may be specified in the Rules and Regulations or otherwise in accordance with the Plan. The Company may also require, as a condition of exercise of the Options or SARs, that all or a portion of the Shares issued to you upon the exercise of the Options or SARs: (i) be withheld, until such time as payment for any tax withholdings at the minimum statutory rate made by the Company or any of its subsidiaries on account of applicable Taxes (“Tax Withholdings”) has been received; and/or (ii) be sold by you or on your behalf to generate proceeds sufficient to cover Tax Withholdings, in each case if you do not pay such Tax Withholdings within the designated time periods as may be specified in the Rules and Regulations or otherwise in accordance with the Plan. You further acknowledge and agree that conditions or restrictions on the transferability of the Shares issued to you upon the exercise of the Options may be imposed on such Shares on account of Taxes or Tax Withholdings in connection with the Grant of the Options or SARs, the vesting of the Options or SARs, the exercise of the Options or SARs, and/or the expiration of the Options or SARs, in each case as may be specified in the Rules and Regulations or otherwise in accordance with the Plan. Finally, the Company may require, as a condition to settlement of RSUs, PSUs or Phantom Stock, that you pay or reimburse the Company for required withholding of Taxes (at the minimum statutory rate) related to settlement of RSUs, PSUs or Phantom Stock.

6.	CONSEQUENCES OF TERMINATION

Unless otherwise specified immediately below, the consequences of the termination of your employment on your Award are set forth in the Plan.

7.	SPECIAL LIMITATION ON PAYMENT OF CERTAIN AWARDS INCIDENT TO A SEPARATION FROM SERVICE

Notwithstanding any other provision of this Instrument of Grant to the contrary, to the extent that at any time prescribed under Code Section 409A and regulations or other regulatory guidance issued thereunder, you are a key employee, as defined in Code Section 416(i) without regard to paragraph 5 thereof, except to the extent permitted under Code Section 409A and regulations or other regulatory guidance issued thereunder, no distribution or payment that is subject to Code Section 409A shall be made under this Agreement on account of your separation from service, as defined in Code Section 409A and the regulations or other regulatory guidance issued thereunder, with the Company (at any time when you are deemed under Code Section 409A and regulations or other regulatory guidance issued thereunder to be a specified employee, as defined in Code Section 409A and regulations or other regulatory guidance issued thereunder, and any stock of the Company is publicly traded on an established securities market or otherwise) before the date that is the first day of the month that occurs six months after the date of your separation from service (or, if earlier, your date of death or any other date permitted under Code Section 409A and regulations or other regulatory guidance issued thereunder).

8.	TRANSFERABILITY

(a) Transfer Restrictions. Unless otherwise provided above, no Award, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by you other than by testamentary disposition or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process including without limitation seizure for the payment of your debts, judgments, alimony or separate maintenance.

(b) Permitted Transfers. Notwithstanding the foregoing, unless otherwise specified above an Award is transferable or assignable (i) in the case of a transfer without the payment of any consideration, to your spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, Persons having one of the foregoing types of relationship with you due to adoption and any entity in which these Persons (or the Participant) own more than fifty percent of the voting interests and (ii) to an entity in which more than fifty percent of the voting interests are owned by these Persons (or the Participant) in exchange for an interest in that entity. Following any such transfer or assignment, the Award shall remain subject to substantially the same terms applicable to the Award while held by you, and, as a condition to such transfer, the transferee shall execute an agreement agreeing to be bound by such terms. An Incentive Stock Option may be transferred or assigned only to the extent permitted under Section 422 of the Code.

9.	AMENDMENTS AND TERMINATION

The Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to limitations set forth in the Plan and those provisions of applicable law and the rules of the Stock Exchanges, if any, that require the approval of shareholders or any governmental regulative body. However, except as expressly set forth in the Plan, no action of the Board, the Granting Authority, or shareholders shall alter or impair your rights under this Instrument of Grant without your consent prior to the amendment, suspension or termination.

10.	NO ADDITIONAL RIGHTS

The grant of this Award shall not be construed as giving you any right to continue in the employment of the Company or affect the right of the Company to terminate your employment. Unless otherwise determined by the Granting Authority, neither any period of notice, if any, nor any payment in lieu thereof, upon termination shall be considered as extending the period of employment for the purposes of this Award.

11.	SHAREHOLDER RIGHTS

You shall not have the right or be entitled to exercise any voting rights, receive any dividends (except as specifically provided herein) or have or be entitled to any other rights as a shareholder in respect of Shares subject to this Award unless and until such Shares have been paid for in full and issued and certificates therefor have been issued. Your entitlement to Shares as a result of the exercise of an Option or SAR or the settlement of a RSU or a PSU shall not be deemed for any purpose to be, or have any such rights as a shareholder of the Company by virtue of such exercise or settlement, except to the extent a Share certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued, other than adjustments for dividend equivalent amounts to the extent provided above.

12.	GOVERNING LAW

This Instrument of Grant and the Award granted hereunder shall be interpreted and construed in accordance with the laws of Alberta, Canada. In the event of a conflict between the provisions of this Instrument of Grant and those of the Plan or the Rules and Regulations, the provisions of the Plan or the Rules and Regulations, as the case may be, shall govern, except to the extent that the terms and conditions of the Award evidenced by this Instrument of Grant are specifically recorded as a variation from the terms and conditions of the Plan or the Rules and Regulations, as the case may be.

13.	UNFUNDED PLAN

You shall have no rights under the Plan other than those of an unsecured general creditor of the Company.

14.	NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company nor the Granting Authority makes any commitment or guarantee that any specific tax treatment will apply or be available to you.

15.	SEVERABILITY

The various provisions and sub-provisions of this Instrument of Grant are severable and if any provision or identifiable part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts thereof in this Instrument of Grant, the Plan, the Rules and Regulations, or any documents related to the Plan.

16.	COLLECTION OF INFORMATION

The Company and its third party service providers may need to collect and use information about employees for the purpose of the grant and/or exercise of Awards, administering the Plan, and to comply with tax, reporting and disclosure obligations under applicable laws and regulations. Such information may be communicated to any person deemed necessary for the administration of the Plan, even if it requires such information to be transferred or communicated to persons based outside your country of employment. Such information is from time to time transferred between companies within the group and to such third party service providers, to achieve these objectives. The Company and its third party service providers will hold your “Plan participation file” at any location deemed necessary, on the understanding that you will be given access without constraint at reasonable intervals and without excessive delay or expense to examine and correct such information. By accepting the Instrument of Grant or the Options, you are affirming your consent to the collection, processing, storage, disclosure and transfer of your personal information for these purposes.

17.	CERTAIN ACKNOWLEDGMENTS

You acknowledge that: (i) the Plan is discretionary and may be suspended or terminated by the Company at any time; (ii) the Grant of an Award does not create any right to receive future Grants of Awards, or benefits in lieu of Awards and the terms and conditions of any future Grants of Awards, if any, will be communicated if and when new Grants of Awards are to be made; (iii) the value of the Award is outside the scope of your employment contract, if any, and the Grant of Awards is not for labor performed; (iv) participation in the Plan is voluntary; (v) the future value of the Awards and Shares are unknown and cannot be predicted with certainty; and (vi) the Award is not part of remuneration for purposes of any compensation on termination of employment, severance payments, indemnities or end of service payments or benefits of any nature. If, notwithstanding the foregoing, any contractual or statutory (employment or otherwise) claim is found to have arisen, then you, by accepting this Instrument of Grant or the Award, shall, to the extent permitted by applicable law, be deemed irrevocably to have waived your entitlement to pursue such claim.

By accepting this Instrument of Grant or the Award, you (i) acknowledge and confirm that you have read and understood the Plan, the Rules and Regulations and this Instrument of Grant, and that you have had an opportunity to seek separate fiscal, legal and taxation advice in relation thereto; and (ii) agree to be bound by the terms and conditions stated in this Instrument of Grant, including without limitation the terms and conditions of the Plan and the Rules and Regulations incorporated by reference herein.

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If you accept the terms and conditions of this Award as described in this Instrument of Grant, please confirm your acceptance by signing where indicated below and returning it to the Company at the address indicated below.

TESCO CORPORATION

Per:

Per:

ACKNOWLEDGED AND ACCEPTED BY:

Signature:
Print Name: